UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2011

Date of Report (Date of earliest event reported)

Kansas City Southern

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4717	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(816) 983-1303

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 20, 2011, Kansas City Southern de México, S.A. de C.V. (“KCSM”), a wholly-owned subsidiary of Kansas City Southern (the “Company”), entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee and paying agent, pursuant to which KCSM issued $200.0 million principal amount of 6.125% Senior Notes due 2021 (the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.

Registration Rights Agreement

On May 20, 2011, KCSM entered into a registration rights agreement (the “Registration Rights Agreement”) with the Placement Agents pursuant to which KCSM agreed, for the benefit of the holders of the Notes, at the cost of KCSM, to use its reasonable best efforts to:

(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

(ii) complete the registered exchange offer within 360 days after the May 20, 2011 closing date of the offering of the Notes.

Promptly after the exchange registration statement has been declared effective, KCSM will commence the registered exchange offer.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of KCSM and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of KCSM’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of KCSM’s subsidiaries and are therefore structurally subordinated to all liabilities of KCSM’s subsidiaries.

The Notes bear interest at a rate of 6.125% per annum. Interest is payable semiannually on June 15 and December 15 of each year, beginning on December 15, 2011, to persons who are the registered holders of the Notes at the close of business on the immediately preceding June 1 and December 1, respectively.

The Indenture limits the ability of KCSM and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), KCSM must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:

•	KCSM fails to pay the principal or any premium on a Note on its due date;

•	KCSM fails to pay interest on a Note within 30 days of its due date;

•

KCSM defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

•	KCSM remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

•	the acceleration of, or failure to make a principal payment under, other indebtedness of KCSM or its significant subsidiaries in the amount of $35.0 million or more;

•	any final judgment or order for payment in excess of $35.0 million, that is not covered by insurance, is rendered against KCSM or a significant subsidiary and remains unpaid; and

•

the concession title under which KCSM operates rail lines ceases to grant KCSM rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed for a period of more than 90 days.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

•	a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to KCSM or any significant subsidiary;

•	KCSM or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

•	the concession title under which KCSM operates rail lines is terminated and is not reinstated within 30 days.

The Notes will mature on June 15, 2021. However, KCSM, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after June 15, 2016, upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes is redeemable prior to June 15, 2014, using net proceeds from specified equity offerings at the redemption price set forth in the Indenture. At any time prior to June 15, 2016, KCSM may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the applicable premium set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at KCSM’s option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.

This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated May 20, 2011, between Kansas City Southern de México, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated May 20, 2011, among Kansas City Southern de México, S.A. de C.V., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 25, 2011	By:	/s/ Paul J. Weyandt
Paul J. Weyandt
Senior Vice President-Finance &
Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Indenture, dated May 20, 2011, between Kansas City Southern de México, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.2	Registration Rights Agreement, dated May 20, 2011, among Kansas City Southern de México, S.A. de C.V., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley & Co. Incorporated.